Exhibit 99.1

Cerence Announces Second Quarter Fiscal Year 2023 Results

Headlines

•
Strong Core Business drives revenue and profitability
•
Bookings for the first six months of $263M with visibility into an expected strong second half of the fiscal year
•
Cerence records another win-back for providing connected services in North America for a global luxury OEM
•
Generative AI drives enhanced version of Car Knowledge

BURLINGTON, Mass., May 9, 2023 – Cerence Inc. (NASDAQ: CRNC), AI for a world in motion, today reported its second quarter fiscal year 2023 results for the quarter ended March 31, 2023.

Results Summary (1)

(in millions, except per share data)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2023	2022	2023	2022
GAAP Revenue	$68.4	$86.3	$152.1	$180.7
GAAP Gross Margin	63.4%	71.8%	66.3%	73.1%
Non-GAAP Gross Margin	65.3%	74.7%	68.1%	76.2%
GAAP Operating Margin	-30.1%	7.3%	-14.9%	16.2%
Non-GAAP Operating Margin	-0.1%	25.2%	11.2%	31.2%
GAAP Net (Loss) Income	$(26.1)	$(0.5)	$(28.2)	$18.6
GAAP Net (Loss) Income Margin	-38.1%	-0.6%	-18.6%	10.3%
Non-GAAP Net (Loss) Income	$(1.7)	$13.6	$12.5	$39.0
Adjusted EBITDA	$2.5	$24.0	$22.2	$60.9
Adjusted EBITDA Margin	3.6%	27.9%	14.6%	33.7%
GAAP Net (Loss) Income per Share - diluted	$(0.65)	$(0.01)	$(0.70)	$0.47
Non-GAAP Net (Loss) Income per Share - diluted	$(0.04)	$0.33	$0.31	$0.93

(1)
Please refer to the “Discussion of Non-GAAP Financial Measures” and “Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures” included elsewhere in this release for more information regarding our use of non-GAAP financial measures.

Stefan Ortmanns, Chief Executive Officer at Cerence, commented, “We continue to deliver on our commitments, with our Q2 results showing another strong quarter based on the performance of our core automotive business. We remain focused on innovation, customer delivery, and operational excellence, and based on our strong results for the first half of the fiscal year we are raising the low end of our full fiscal year guidance by $5 million to $280 million.”

“Revenue for the quarter, as well as most of the key profitability metrics, were above the high end of the range. Bookings for the first half of the fiscal year were $263M, up 11% over the second half of fiscal 2022. We had strong bookings in the first half, with seven strategic wins, including three competitive win-backs. In Q2, we had a win-back for connected services in North America for a global luxury OEM and a strategic win with China’s largest car maker demonstrating continued automaker adoption for our solutions and technology superiority over our competitors. We see a strong pipeline of opportunities in the second half.”

“Our innovation engine continues to run at full speed; in Q2 we introduced several key innovations leveraging the latest AI technologies, including generative AI-powered enhancements to Cerence Car Knowledge; new emotion-based response text-to-speech (TTS) capabilities; enhanced Emergency Vehicle Detection; and a new, internally developed voice biometrics engine.”

“With Iqbal Arshad, our newly appointed CTO, and Nils Schanz, our CPO, driving continued innovation and customer delivery, I am confident Cerence will continue to advance its leadership in AI for the transportation space.”

Cerence Key Performance Indicators

To help investors gain further insight into the Cerence business and its performance, management provides a set of key performance indicators that includes:

Key Performance Indicator[1]	Q2FY23
Percent of worldwide auto production with Cerence Technology (TTM)	53%
Average contract duration - years (TTM):	7.1
Repeatable software contribution (TTM):	73%
Change in number of Cerence connected cars shipped[2] (TTM over prior year TTM)	10%
Change in billings per car[3] (TTM over prior year TTM) (excludes Legacy contract4)	-9%

(1)
Please refer to the “Key Performance Indicators” included elsewhere in this release for more information regarding the definition and our use of key performance indicators.
(2)
Based on IHS Markit data, global auto production increased 9% over the same time period ended on March 31, 2023.
(3)
The billings per car KPI has been modified to exclude professional services in the calculation.
(4)
Legacy contract is a connected services contract with Toyota acquired by Nuance through a 2013 acquisition.

Third Quarter Fiscal Year 2023 Outlook

For the fiscal quarter ending June 30, 2023, revenue is expected to be in the range of $58 million to $62 million. The guidance includes no revenue from fixed contracts in Q3 as those are now expected in Q4. Adjusted EBITDA is expected to be in the range of approximately ($5) million to ($1) million.

For the full fiscal year ending September 30, 2023, the company has raised the low end of the initial guidance with revenue now expected to be in the range of $280 million to $290 million. Adjusted EBITDA is expected to be in the range of approximately $27 million to $34 million.

The adjusted EBITDA guidance excludes acquisition-related costs, amortization of acquired intangible assets, stock-based compensation, and restructuring and other costs.

Additional details regarding guidance will be provided during the earnings call.

Second Quarter Conference Call

The company will host a live conference call and webcast with slides to discuss the results today at 8:30 a.m. Eastern Time/5:30 a.m. Pacific Time. Interested investors and analysts are invited to dial into the conference call by using the following link: Register Here

Webcast access will also be available on the Investor Information section of the company’s website at https://www.cerence.com/investors/events-and-resources.

A replay of the webcast can be accessed by visiting our website 90 minutes following the conference call at https://www.cerence.com/investors/events-and-resources.

Forward Looking Statements

Statements in this press release regarding: Cerence’s future performance, results and financial condition; expected growth; opportunities; business, industry and market trends; strategy regarding fixed contracts and its impact on financial results; backlog; demand for Cerence products; innovation and new product offerings; and management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “intends” or “estimates” or similar expressions) should also be considered to be forward-looking statements. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risk, uncertainties and other factors, which may cause actual results or performance of the company to be materially different from any future results or performance expressed or implied by such forward-looking statements, including, but not limited to: the highly competitive and rapidly changing market in which we operate; adverse conditions in the automotive industry, the related supply chain and semiconductor shortage, or the global economy more generally; the impacts of the COVID-19 pandemic on our and our customers’ businesses; the impact of the war in Ukraine on our and our customers’ businesses; our ability to control and successfully manage our expenses and cash position; escalating pricing pressures from our customers; the impact on our business of the transition to a lower level of fixed contracts, including the failure to achieve such a transition; our failure to win, renew or implement service contracts; the cancellation or postponement of existing contracts; the loss of business from any of our largest customers; effects of customer defaults; our inability to successfully introduce new products, applications and services; our strategy to increase cloud offerings; the inability to recruit and retain qualified personnel; disruptions arising from transitions in management personnel; cybersecurity and data privacy incidents; failure to protect our intellectual property; defects or interruptions in service with respect to our products; fluctuating currency rates and interest rates; inflation; financial and credit market volatility; and the other factors discussed in our most recent Annual Report on Form 10-K for the fiscal year ended September 30, 2022, quarterly reports on Form 10-Q, and other filings with the Securities and Exchange Commission. We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date made. We undertake no obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as otherwise required by law.

Discussion of Non-GAAP Financial Measures

We believe that providing the non-GAAP information in addition to the GAAP presentation, allows investors to view the financial results in the way management views the operating results. We further believe that providing this information allows investors to not only better understand our financial performance, but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance. The non-GAAP information should not be considered superior to, or a substitute for, financial statements prepared in accordance with GAAP.

We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial statements.

Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial statements, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of the business during the three and six months ended March 31, 2023 and 2022, our management has either included or excluded the following items in general categories, each of which is described below.

Adjusted EBITDA

Adjusted EBITDA is defined as net income attributable to Cerence Inc. before net income (loss) attributable to income tax (benefit) expense, other income (expense) items, net, depreciation and amortization expense, and excluding acquisition-related costs, amortization of acquired intangible assets, stock-based compensation, and restructuring and other costs, net or impairment charges related to fixed and intangible assets and gains or losses on the sale of long-lived assets, if any. From time to time we may exclude from Adjusted EBITDA the impact of events, gains, losses or other charges (such as significant legal settlements) that affect the period-to-period comparability of our operating performance. Other income (expense) items, net include interest expense, interest income, and other income (expense), net (as stated in our Condensed Consolidated Statement of Operations). Our management and Board of Directors use this financial measure to evaluate our operating performance. It is also a significant performance measure in our annual incentive compensation programs.

Restructuring and other costs, net.

Restructuring and other charges, net include restructuring expenses as well as other charges that are unusual in nature, are the result of unplanned events, and arise outside the ordinary course of our business such as employee severance costs, costs for consolidating duplication facilities, and separation costs directly attributable to the Cerence business becoming a standalone public company.

Acquisition-related costs, net.
In the past, we have completed a number of acquisitions, which result in operating expenses, which would not otherwise have been incurred. We provide supplementary non-GAAP financial measures, which exclude certain transition, integration and other acquisition-related expense items resulting from acquisitions, to allow more accurate comparisons of the financial results to historical operations, forward looking guidance and the financial results of less acquisitive peer companies. We consider these types of costs and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, we do not consider these acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition related costs, may not be indicative of the size, complexity and/or volume of future acquisitions. By excluding acquisition-related costs and adjustments from our non-GAAP measures, management is better able to evaluate our ability to utilize our existing assets and estimate the long-term value that acquired assets will generate for us. We believe that providing a supplemental non-GAAP measure, which excludes these items allows management and investors to consider the ongoing operations of the business both with, and without, such expenses.

These acquisition-related costs fall into the following categories: (i) transition and integration costs; (ii) professional service fees and expenses; and (iii) acquisition-related adjustments. Although these expenses are not recurring with respect to past acquisitions, we generally will incur these expenses in connection with any future acquisitions. These categories are further discussed as follows:

(i)
Transition and integration costs. Transition and integration costs include retention payments, transitional employee costs, and earn-out payments treated as compensation expense, as well as the costs of integration-related activities, including services provided by third-parties.
(ii)
Professional service fees and expenses. Professional service fees and expenses include financial advisory, legal, accounting and other outside services incurred in connection with acquisition activities, and disputes and regulatory matters related to acquired entities.
(iii)
Acquisition-related adjustments. Acquisition-related adjustments include adjustments to acquisition-related items that are required to be marked to fair value each reporting period, such as contingent consideration, and other items related to acquisitions for which the measurement period has ended, such as gains or losses on settlements of pre-acquisition contingencies.

Amortization of acquired intangible assets.

We exclude the amortization of acquired intangible assets from non-GAAP expense and income measures. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Providing a supplemental measure which excludes these charges allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired and, therefore, provides a supplemental measure of performance in which our acquired intellectual property is treated in a comparable manner to our internally developed intellectual property. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Future acquisitions may result in the amortization of additional intangible assets.

Non-cash expenses.

We provide non-GAAP information relative to the following non-cash expenses: (i) stock-based compensation; and (ii) non-cash interest. These items are further discussed as follows:

(i)
Stock-based compensation. Because of varying valuation methodologies, subjective assumptions and the variety of award types, we exclude stock-based compensation from our operating results. We evaluate performance both with and without these measures because compensation expense related to stock-based compensation is typically non-cash and awards granted are influenced by the Company’s stock price and other factors such as volatility that are beyond our control. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, we do not include such charges in operating plans. Stock-based compensation will continue in future periods.
ii)
Non-cash interest. We exclude non-cash interest because we believe that excluding this expense provides management, as well as other users of the financial statements, with a valuable perspective on the cash-based performance and health of the business, including the current near-term projected liquidity. Non-cash interest expense will continue in future periods.

Other expenses.

We exclude certain other expenses that result from unplanned events outside the ordinary course of continuing operations, in order to measure operating performance and current and future liquidity both with and without these expenses. By providing this information, we believe management and the users of the financial statements are better able to understand the financial results of what we consider to be our organic, continuing operations. Included in these expenses are items such as other charges (credits), net, losses from extinguishment of debt, and changes in indemnification assets corresponding with the release of pre-spin liabilities for uncertain tax positions.

Adjustments to income tax provision.

Adjustments to our GAAP income tax provision to arrive at non-GAAP net income is determined based on our non-GAAP pre-tax income. Additionally, as our non-GAAP profitability is higher based on the non-GAAP adjustments, we adjust the GAAP tax provision to remove valuation allowances and related effects based on the higher level of reported non-GAAP profitability. We also exclude from our non-GAAP tax provision certain discrete tax items as they occur.

Bookings.

Bookings is defined as the amount of revenue we expect to earn from an agreement with our customers for products and services. To count as a booking, we expect there to be persuasive evidence of an arrangement, which may be evidenced by a legally binding document or documents, and that the collectability of the amounts payable under the arrangement are reasonably assured. The revenue we may actually recognize from our estimated bookings is subject to multiple factors, including but not limited to the timing of satisfying performance obligations, potential terminations, or changes in the scope of programs utilizing our technology and currency fluctuations. There is no comparable GAAP financial measure.

Key Performance Indicators

We believe that providing key performance indicators (“KPIs”) allows investors to gain insight into the way management views the performance of the business. We further believe that providing KPIs allows investors to better understand information used by management to evaluate and measure such performance. KPIs should not be considered superior to, or a substitute for, operating results prepared in accordance with GAAP. In assessing the performance of the business during the three months ended March 31, 2023, our management has reviewed the following KPIs, each of which is described below:

•
Percent of worldwide auto production with Cerence Technology: The number of Cerence enabled cars shipped as compared to IHS Markit car production data.
•
Average contract duration: The weighted average annual period over which we expect to recognize the estimated revenues from new license and connected contracts signed during the quarter, calculated on a trailing twelve months (“TTM”) basis and presented in years.
•
Repeatable software contribution: The percentage of repeatable revenues as compared to total GAAP revenue in the quarter on a TTM basis. Repeatable revenues are defined as the sum of License and Connected Services revenues.
•
Change in number of Cerence connected cars shipped: The year over year change in the number of cars shipped with Cerence connected solutions. Amounts calculated on a TTM basis.
•
Change in billings per car: The rate of growth calculated from the average billings per car based on a TTM basis, excluding professional services, legacy contract and adjusted for prepay usage.

See the tables at the end of this press release for non-GAAP reconciliations to the most directly comparable GAAP measures.

To learn more about Cerence, visit www.cerence.com, and follow the company on LinkedIn and Twitter.

About Cerence Inc.

Cerence (NASDAQ: CRNC) is the global industry leader in creating unique, moving experiences for the mobility world. As an innovation partner to the world’s leading automakers and mobility OEMs, it is helping advance the future of connected mobility through intuitive, AI-powered interaction between humans and their vehicles, connecting consumers’ digital lives to their daily journeys no matter where they are. Cerence’s track record is built on more than 20 years of knowledge and 475 million cars shipped with Cerence technology. Whether it’s connected cars, autonomous driving, e-vehicles, or two-wheelers, Cerence is mapping the road ahead. For more information, visit www.cerence.com.

Contact Information

Rich Yerganian

Senior Vice President of Investor Relations

Cerence Inc.

Tel: 617-987-4799

Email: richard.yerganian@cerence.com

CERENCE INC.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2023	2022	2023	2022
Revenues:
License	$30,800	$46,308	$76,217	$93,158
Connected services	18,926	19,326	37,320	47,485
Professional services	18,667	20,646	38,514	40,063
Total revenues	68,393	86,280	152,051	180,706
Cost of revenues:
License	2,209	386	3,823	1,107
Connected services	6,114	5,651	12,656	11,375
Professional services	16,587	17,372	34,511	33,275
Amortization of intangible assets	104	897	207	2,776
Total cost of revenues	25,014	24,306	51,197	48,533
Gross profit	43,379	61,974	100,854	132,173
Operating expenses:
Research and development	28,494	29,976	57,988	55,768
Sales and marketing	8,217	8,309	17,379	14,188
General and administrative	19,177	13,800	33,434	21,327
Amortization of intangible assets	2,394	3,135	4,744	6,289
Restructuring and other costs, net	5,714	474	9,903	5,389
Total operating expenses	63,996	55,694	123,448	102,961
(Loss) income from operations	(20,617)	6,280	(22,594)	29,212
Interest income	1,163	83	2,033	173
Interest expense	(4,003)	(3,360)	(7,517)	(6,787)
Other income (expense), net	1,074	(34)	4,787	(286)
(Loss) income before income taxes	(22,383)	2,969	(23,291)	22,312
Provision for income taxes	3,706	3,445	4,956	3,744
Net (loss) income	$(26,089)	$(476)	$(28,247)	$18,568
Net (loss) income per share:
Basic	$(0.65)	$(0.01)	$(0.70)	$0.48
Diluted	$(0.65)	$(0.01)	$(0.70)	$0.47
Weighted-average common share outstanding:
Basic	40,219	39,189	40,088	39,013
Diluted	40,219	39,189	40,088	39,586

CERENCE INC.

Condensed Consolidated Balance Sheets

(in thousands, except per share amounts)

	March 31,	September 30,
	2023	2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$95,377	94,847
Marketable securities	11,661	20,317
Accounts receivable, net of allowances of $3,921 and $157	61,449	45,073
Deferred costs	7,709	7,098
Prepaid expenses and other current assets	55,663	60,184
Total current assets	231,859	227,519
Long-term marketable securities	15,676	11,584
Property and equipment, net	35,630	37,707
Deferred costs	21,207	22,451
Operating lease right of use assets	15,298	14,702
Goodwill	904,050	890,802
Intangible assets, net	5,299	9,700
Deferred tax assets	54,387	51,989
Other assets	52,041	52,039
Total assets	$1,335,447	$1,318,493
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$18,992	$10,372
Deferred revenue	75,765	72,662
Short-term operating lease liabilities	6,003	5,071
Short-term debt	12,500	10,938
Accrued expenses and other current liabilities	52,698	47,990
Total current liabilities	165,958	147,033
Long-term debt	264,687	259,436
Deferred revenue, net of current portion	160,452	165,972
Long-term operating lease liabilities	10,949	11,375
Other liabilities	23,978	21,727
Total liabilities	626,024	605,543
Stockholders' Equity:
Common stock, $0.01 par value, 560,000 shares authorized; 40,292 and 39,430 shares issued and outstanding, respectively	403	394
Accumulated other comprehensive loss	(23,373)	(33,737)
Additional paid-in capital	1,038,048	1,029,542
Accumulated deficit	(305,655)	(283,249)
Total stockholders' equity	709,423	712,950
Total liabilities and stockholders' equity	$1,335,447	$1,318,493

CERENCE INC.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Six Months Ended
	March 31,
	2023	2022
Cash flows from operating activities:
Net (loss) income	$(28,247)	$18,568
Adjustments to reconcile net (loss) income to net cash provided by operations:
Depreciation and amortization	10,033	13,574
Provision for (benefit from) credit loss reserve	3,626	(418)
Stock-based compensation	24,827	16,767
Non-cash interest expense	910	2,595
Deferred tax benefit	(422)	(2,162)
Unrealized foreign currency transaction (gain) losses	(6,461)	2,320
Other	(608)	184
Changes in operating assets and liabilities:
Accounts receivable	(14,836)	(3,557)
Prepaid expenses and other assets	13,014	(36,354)
Deferred costs	2,559	2,896
Accounts payable	7,864	6,293
Accrued expenses and other liabilities	2,930	(2,115)
Deferred revenue	(10,752)	(11,848)
Net cash provided by operating activities	4,437	6,743
Cash flows from investing activities:
Capital expenditures	(2,077)	(9,985)
Purchases of marketable securities	(11,045)	(13,115)
Sale and maturities of marketable securities	15,900	16,453
Payments for equity investments	-	(584)
Other investing activities	(552)	1,266
Net cash provided by (used in) investing activities	2,226	(5,965)
Cash flows from financing activities:
Payments for long-term debt issuance costs	(403)	-
Principal payments of long-term debt	(4,688)	(3,126)
Common stock repurchases for tax withholdings for net settlement of equity awards	(4,430)	(46,423)
Principal payment of lease liabilities arising from a finance lease	(316)	(246)
Proceeds from the issuance of common stock	4,394	33,459
Net cash used in financing activities	(5,443)	(16,336)
Effects of exchange rate changes on cash and cash equivalents	(690)	(1,051)
Net change in cash and cash equivalents	530	(16,609)
Cash and cash equivalents at beginning of period	94,847	128,428
Cash and cash equivalents at end of period	$95,377	$111,819

CERENCE INC.

Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures

(unaudited - in thousands)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2023	2022	2023	2022
GAAP revenue	$68,393	$86,280	$152,051	$180,706

GAAP gross profit	$43,379	$61,974	$100,854	$132,173
Stock-based compensation	1,187	1,570	2,536	2,662
Amortization of intangible assets	104	897	207	2,776
Non-GAAP gross profit	$44,670	$64,441	$103,597	$137,611
GAAP gross margin	63.4%	71.8%	66.3%	73.1%
Non-GAAP gross margin	65.3%	74.7%	68.1%	76.2%

GAAP operating (loss) income	$(20,617)	$6,280	$(22,594)	$29,212
Stock-based compensation*	12,355	10,926	24,827	12,767
Amortization of intangible assets	2,498	4,032	4,951	9,065
Restructuring and other costs, net*	5,714	474	9,903	5,389
Non-GAAP operating (loss) income	$(50)	$21,712	$17,087	$56,433
GAAP operating margin	-30.1%	7.3%	-14.9%	16.2%
Non-GAAP operating margin	-0.1%	25.2%	11.2%	31.2%

GAAP net (loss) income	$(26,089)	$(476)	$(28,247)	$18,568
Stock-based compensation*	12,355	10,926	24,827	12,767
Amortization of intangible assets	2,498	4,032	4,951	9,065
Restructuring and other costs, net*	5,714	474	9,903	5,389
Depreciation	2,527	2,332	5,082	4,509
Total other expense, net	(1,766)	(3,311)	(697)	(6,900)
Provision for income taxes	3,706	3,445	4,956	3,744
Adjusted EBITDA	$2,477	$24,044	$22,169	$60,942
GAAP net (loss) income margin	-38.1%	-0.6%	-18.6%	10.3%
Adjusted EBITDA margin	3.6%	27.9%	14.6%	33.7%
* - $4.0 million in stock-based compensation is included in Restructuring and other costs, net during Q1'22.

CERENCE INC.

Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures (cont.)

(unaudited - in thousands, except per share data)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2023	2022	2023	2022
GAAP net (loss) income	$(26,089)	$(476)	$(28,247)	$18,568
Stock-based compensation*	12,355	10,926	24,827	12,767
Amortization of intangible assets	2,498	4,032	4,951	9,065
Restructuring and other costs, net*	5,714	474	9,903	5,389
Non-cash interest expense	466	1,294	910	2,595
Indemnification asset release	-	-	-	1,302
Other	(819)	-	(819)	-
Adjustments to income tax expense	4,148	(2,612)	963	(10,719)
Non-GAAP net (loss) income	$(1,727)	$13,638	$12,488	$38,967

Adjusted EPS:
GAAP Numerator:
Net (loss) income attributed to common shareholders - basic and diluted	$(26,089)	$(476)	$(28,247)	$18,568

Non-GAAP Numerator:
Net (loss) income attributed to common shareholders - basic	$(1,727)	$13,638	$12,488	$38,967
Interest on Convertible Senior Notes, net of tax	-	997		2,016
Net (loss) income attributed to common shareholders - diluted	$(1,727)	$14,635	$12,488	$40,983

GAAP Denominator:
Weighted-average common shares outstanding - basic	40,219	39,189	40,088	39,013
Adjustment for diluted shares	-	-	-	573
Weighted-average common shares outstanding - diluted	40,219	39,189	40,088	39,586

Non-GAAP Denominator:
Weighted-average common shares outstanding- basic	40,219	39,189	40,088	39,013
Adjustment for diluted shares	-	4,969		5,250
Weighted-average common shares outstanding - diluted	40,219	44,158	40,088	44,263

GAAP net (loss) income per share - diluted	$(0.65)	$(0.01)	$(0.70)	$0.47
Non-GAAP net (loss) income per share - diluted	$(0.04)	$0.33	$0.31	$0.93

GAAP net cash provided by operating activities	$6,555	$1,598	$4,437	$6,743
Capital expenditures	(1,394)	(5,575)	(2,077)	(9,985)
Free Cash Flow	$5,161	$(3,977)	$2,360	$(3,242)
* - $4.0 million in stock-based compensation is included in Restructuring and other costs, net during Q1'22.

CERENCE INC.

Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures (cont.)

(unaudited - in thousands)

	Q2FY23	Q1FY23	Q4FY22	Q3FY22
GAAP revenues	$68,393	$83,658	$58,144	$89,041
Less: Professional services revenue	18,667	19,847	21,048	22,599
Non-GAAP Repeatable revenues	$49,726	$63,811	$37,096	$66,442

GAAP revenues TTM	$299,236
Less: Professional services revenue TTM	82,161
Non-GAAP Repeatable revenues TTM	$217,075
Repeatable software contribution	73%

CERENCE INC.

Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures (cont.)

(unaudited - in thousands)

	Q3 2023		FY2023
	Low	High	Low	High
GAAP revenue	$58,000	$62,000	$280,000	$290,000

GAAP gross profit	$34,200	$38,200	$181,000	$191,000
Stock-based compensation	1,000	1,000	4,700	4,700
Amortization of intangible assets	100	100	400	400
Non-GAAP gross profit	$35,300	$39,300	$186,100	$196,100
GAAP gross margin	59%	62%	65%	66%
Non-GAAP gross margin	61%	63%	66%	68%

GAAP operating loss	$(16,000)	$(12,000)	$(44,700)	$(37,700)
Stock-based compensation	10,500	10,500	47,200	47,200
Amortization of intangible assets	600	600	6,200	6,200
Restructuring and other costs, net	(1,900)	(1,900)	8,800	8,800
Non-GAAP operating (loss) income	$(6,800)	$(2,800)	$17,500	$24,500
GAAP operating margin	-28%	-19%	-16%	-13%
Non-GAAP operating margin	-12%	-5%	6%	8%

GAAP net loss	$(22,300)	$(18,300)	$(60,500)	$(53,500)
Stock-based compensation	10,500	10,500	47,200	47,200
Amortization of intangible assets	600	600	6,200	6,200
Restructuring and other costs, net	(1,900)	(1,900)	8,800	8,800
Depreciation	2,300	2,300	9,500	9,500
Total other income (expense), net	(2,800)	(2,800)	(6,400)	(6,400)
Provision for income taxes	3,500	3,500	9,400	9,400
Adjusted EBITDA	$(4,500)	$(500)	$27,000	$34,000
GAAP net loss margin	-38%	-30%	-22%	-18%
Adjusted EBITDA margin	-8%	-1%	10%	12%

CERENCE INC.

Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures (cont.)

(unaudited - in thousands, except per share data)

	Q3 2023		FY2023
	Low	High	Low	High
GAAP net loss	$(22,300)	$(18,300)	$(60,500)	$(53,500)
Stock-based compensation	10,500	10,500	47,200	47,200
Amortization of intangibles	600	600	6,200	6,200
Restructuring and other costs, net	(1,900)	(1,900)	8,800	8,800
Non-cash interest expense	500	500	1,900	1,900
Other	-	-	(900)	(900)
Adjustments to income tax expense	4,100	4,100	2,900	2,900
Non-GAAP net (loss) income	$(8,500)	$(4,500)	$5,600	$12,600

Adjusted EPS:
GAAP Numerator:
Net loss attributed to common shareholders - basic and diluted	$(22,300)	$(18,300)	$(60,500)	$(53,500)

Non-GAAP Numerator:
Net (loss) income attributed to common shareholders - basic and diluted	$(8,500)	$(4,500)	$5,600	$12,600

GAAP Denominator:
Weighted-average common shares outstanding - basic and diluted	40,300	40,300	40,200	40,200

Non-GAAP Denominator:
Weighted-average common shares outstanding- basic	40,300	40,300	40,200	40,200
Adjustment for diluted shares	-	-	300	300
Weighted-average common shares outstanding - diluted	40,300	40,300	40,500	40,500

GAAP net loss per share - diluted	$(0.55)	$(0.45)	$(1.50)	$(1.33)
Non-GAAP net (loss) income per share - diluted	$(0.21)	$(0.11)	$0.14	$0.31